EXHIBIT 23

Consent of PricewaterhouseCoopers LLP


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-35901) of Amphenol Corporation of our report dated January 14, 1997, appearing on page 19 of the Annual Report on Form 10-K.


PricewaterhouseCoopers LLP
March 29, 1999